UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 2, 2017

Hilton Worldwide Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36243	27-4384691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 883-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the previously announced separation of Park Hotels & Resorts Inc. (“Park”) and Hilton Grand Vacations Inc. (“HGV”) from Hilton Worldwide Holdings Inc. (“Hilton” or the “Company”), on January 2, 2017, Hilton entered into several agreements with Park and HGV that govern Hilton’s relationship with the parties following the Distribution (as defined below), including the following:

Distribution Agreement. The Company entered into a Distribution Agreement with Park and HGV regarding the principal actions taken or to be taken in connection with the spin-offs (as defined below). The Distribution Agreement provides for certain transfers of assets and assumptions of liabilities by each of Hilton, Park and HGV and the settlement or extinguishment of certain liabilities and other obligations among Hilton, Park and HGV. In particular, the Distribution Agreement provides that, subject to the terms and conditions contained in the Distribution Agreement:

•	all of the assets and liabilities (including whether accrued, contingent or otherwise, and subject to certain exceptions) associated with the separated real estate business will be retained by or transferred to Park or its subsidiaries;

•	all of the assets and liabilities (including whether accrued, contingent or otherwise, and subject to certain exceptions) associated with the timeshare business will be retained by or transferred to HGV or its subsidiaries;

•	all other assets and liabilities (including whether accrued, contingent or otherwise, and subject to certain exceptions) of Hilton will be retained by or transferred to Hilton or its subsidiaries (other than Park, HGV and their respective subsidiaries);

•	liabilities (including whether accrued, contingent or otherwise) related to, arising out of or resulting from businesses of Hilton that were previously terminated or divested will be allocated among the parties to the extent formerly owned or managed by or associated with such parties or their respective businesses;

•	each of Park and HGV will assume or retain any liabilities (including under applicable federal and state securities laws) relating to, arising out of or resulting from the Form 10 registering its common stock distributed by Hilton in the spin-offs and from any disclosure documents that offer for sale securities in transactions related to the spin-offs, subject to exceptions for certain information for which Hilton will retain liability; and

•	except as otherwise provided in the Distribution Agreement or any ancillary agreement, Hilton will generally be responsible for any costs or expenses incurred by each of Hilton, Park and HGV following the Distribution in connection with the spin-offs and transactions contemplated by the Distribution Agreement, including costs and expenses relating to legal counsel, financial advisors and accounting advisory work related to the Distribution.

In addition, notwithstanding the allocation described above, Park, HGV and Hilton have agreed that losses related to certain contingent liabilities (and related costs and expenses) that generally are not specifically attributable to any of the separated real estate business, the timeshare business or the retained business of Hilton (“Shared Contingent Liabilities”) will be apportioned among the parties according to fixed percentages. The respective percentages for Shared Contingent Liabilities are 65%, 26%, and 9% for each of Hilton, Park and HGV, respectively. The percentage of Shared Contingent Liabilities for which each company is responsible was fixed in a manner that approximates each company’s estimated enterprise value on the Distribution Date (as defined below) relative to the estimated enterprise values of the other two companies. Examples of Shared Contingent Liabilities may include uninsured losses arising from actions (including derivative actions) against current or former directors or officers of Hilton or its subsidiaries in respect of acts or omissions occurring prior to the Distribution Date, or against current or former directors or officers of any of Hilton, Park or HGV, or any of their respective subsidiaries, arising out of, in connection with, or otherwise relating to, the spin-offs and the Distribution, subject to certain exceptions described in the Distribution Agreement. In addition, costs and expenses of, and indemnification obligations to, third party professional advisors arising out of the foregoing actions also may be subject to these provisions. Subject to certain limitations and exceptions, Hilton shall generally be vested with the exclusive management and control of all matters pertaining to any such Shared Contingent Liabilities, including the prosecution of any claim and the conduct of any defense. The Distribution Agreement also provides for cross-indemnities that, except as otherwise provided in the Distribution Agreement, are principally designed to place financial responsibility for the obligations and liabilities of each business with the appropriate company.

Employee Matters Agreement. The Company entered into an Employee Matters Agreement with Park and HGV that governs the respective rights, responsibilities and obligations of Hilton, Park and HGV after the spin-offs with respect to transferred employees, defined benefit pension plans, defined contribution plans, non-qualified retirement plans, employee health and welfare benefit plans, incentive plans, equity-based awards, collective bargaining agreements and other employment, compensation and benefits-related matters. The Employee Matters Agreement provides for, among other things, the allocation and treatment of assets and liabilities arising out of incentive plans, retirement plans and employee health and welfare benefit plans in which Park and HGV employees participated prior to the spin-offs, and continued participation by Park and HGV employees in certain of Hilton’s compensation and benefit plans for a specified period of time following the spin-offs. Generally, other than with respect to certain specified compensation and benefit plans and liabilities, each of Park and HGV will assume or retain sponsorship of, and the liabilities relating to, compensation and benefit plans and employee-related liabilities relating to its current and former employees. The Employee Matters Agreement also provides that outstanding Hilton equity-based awards will be equitably adjusted or converted into Park or HGV awards, as applicable, in connection with the spin-offs. After the spin-offs, Park and HGV employees will no longer actively participate in Hilton’s benefit plans or programs (other than specified compensation and benefit plans), and each of Park and HGV has established or will establish plans or programs for its employees as described in the Employee Matters Agreement. Each of Park and HGV also has established or will establish or maintain plans and programs outside of the United States as may be required under applicable law or pursuant to the Employee Matters Agreement.

Tax Matters Agreement. The Company entered into a Tax Matters Agreement with Park and HGV that governs the respective rights, responsibilities and obligations of Hilton, Park and HGV after the spin-offs with respect to tax liabilities and benefits, tax attributes, tax contests and other tax sharing regarding U.S. federal, state, local and foreign income taxes, other tax matters and related tax returns. Although binding between the parties, the Tax Matters Agreement is not binding on the IRS. Each of Park and HGV will continue to have several liability with Hilton to the IRS for the consolidated U.S. federal income taxes of the Hilton consolidated group relating to the taxable periods in which Park and HGV were part of that group. The Tax Matters Agreement specifies the portion, if any, of this tax liability for which Park and HGV will bear responsibility, and each party has agreed to indemnify the other two against any amounts for which they are not responsible. The Tax Matters Agreement also provides special rules for allocating tax liabilities in the event that the spin-offs are not tax-free. In general, under the Tax Matters Agreement, each party is expected to be responsible for any taxes imposed on Hilton that arise from the failure of the spin-offs and certain related transactions to qualify as a tax-free transaction for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the “Code”), as applicable, and certain other relevant provisions of the Code, to the extent that the failure to qualify is attributable to actions taken by such party (or with respect to such party’s stock). The parties will share responsibility in accordance with sharing percentages of 65% for Hilton, 26% for Park, and 9% for HGV for any such taxes imposed on Hilton that are not attributable to actions taken by a particular party.

The Tax Matters Agreement also provides for certain covenants that may restrict Hilton’s ability to issue equity and pursue strategic or other transactions that otherwise could maximize the value of Hilton’s business, including, for two years after the spin-offs:

•	engaging in any transaction involving the acquisition of shares of Hilton stock or certain issuances of shares of Hilton stock;

•	merging or consolidating with any other person or dissolving or liquidating in whole or in part;

•	selling or otherwise disposing of, or allowing the sale or other disposition of, more than 35% of Hilton’s consolidated gross or net assets; or

•	repurchasing Hilton shares, except in certain circumstances.

These restrictions are generally inapplicable in the event that the IRS has granted a favorable ruling to Hilton, Park or HGV or in the event that Hilton, Park or HGV has received an opinion from a tax advisor that it can take such actions without adversely affecting the tax-free status of the spin-offs and related transactions.

Transition Services Agreement. The Company entered into a Transition Services Agreement with Park and HGV under which Hilton or one of its affiliates will provide Park and HGV with certain services for a limited time to help ensure an orderly transition following the Distribution. The services that Hilton agreed to provide under the Transition Services Agreement may include certain finance, information technology, human resources and compensation, facilities, legal and compliance and other services. Park and HGV will pay Hilton for any such services at agreed amounts as set forth in the Transition Services Agreement. In addition, for a specified term, Park or HGV and Hilton may mutually agree on additional services that were provided by Hilton prior to the Distribution at pricing based on market rates reasonably agreed to by the parties.

HGV License Agreement. The Company entered into a license agreement with HGV granting HGV the exclusive right, for an initial term of 100 years, to use certain Hilton marks and intellectual property in its timeshare business.

License. Subject to the terms and conditions of the license agreement, Hilton granted HGV the right to use the trademarks “Hilton Grand Vacations,” “HGV” and “Hilton Club” (collectively, the “Hilton Marks”) in connection with the current and future operation of a Hilton-branded vacation ownership business (the “Licensed Business”). HGV also received a license to or right to use certain other Hilton-owned intellectual property, including promotional content and access to Hilton’s reservation system and property management software (collectively with the Hilton Marks, the “Hilton IP”). HGV also has the right to use Hilton’s loyalty program data and other customer information (“Hilton Data”) to promote the Licensed Business and for other internal business purposes, but may not disclose or sell such information to third parties without Hilton’s consent.

Exclusivity. Hilton agreed not to compete or use the Hilton IP or Hilton Data in the vacation ownership business (or license others to do so) for the first 30 years of the term of the license agreement, and HGV may extend this exclusivity for additional 10-year terms if it achieves certain revenue targets in the last year of the initial 30-year term or any subsequent renewal term, or makes a payment to cover any revenue shortfall, for a maximum of five such payments during any 10-year renewal term. If Hilton merges with or acquires a company that owns a vacation ownership business and a hotel business, Hilton will use commercially reasonable efforts to allow HGV to acquire or manage the acquired vacation ownership business. If HGV does not do so, then after such acquisition by Hilton, notwithstanding the foregoing exclusivity, Hilton may use the Hilton IP, Hilton Data and Loyalty Program (but not the licensed marks) to allow the acquired vacation ownership business to compete with the Licensed Business for the remainder of the term of the license agreement.

Term. The initial term of the license agreement will expire on December 31, 2116. After the initial term ends, HGV may continue to use the Hilton IP and Hilton Data on a non-exclusive basis for a “tail period” of 30 years in connection with products and projects that were using the foregoing rights, or were approved by Hilton for development, when the term ended, provided that HGV continues to comply with the terms of the license agreement, including payment of royalty and other fees.

Royalty Fees. HGV will pay a royalty fee of 5% of gross revenues to Hilton quarterly in arrears, as well as specified additional fees. Gross revenues include HGV’s gross sales for the initial sale or re-sale of interests in the Licensed Business (subject to certain HGV Club exceptions), property operations revenue, transient rental revenue and other certain revenues earned. HGV also will pay Hilton an annual transition fee of $5.0 million for each of the first five years of the term and certain other fees and reimbursements. The license agreement contains customary requirements with respect to HGV’s record-keeping and Hilton’s audit rights.

During the term of the license agreement, HGV will participate in Hilton’s loyalty program, currently known as the Hilton HHonors® program. HGV can purchase Hilton loyalty program points at cost for the first 20 years of the term, and thereafter at the market rate (with a most favored nation provision, pursuant to which such market rate is no higher than the price paid by strategic partners that purchase a comparable volume of points annually on comparable business terms). All members of Hilton’s loyalty program will have the right to redeem loyalty program points at HGV properties in the Licensed Business, consistent with the tiers and rules of Hilton’s current loyalty program. HGV can convert points associated with its own point-based reservations and exchange system into Hilton loyalty program points through an exchange program at a conversion rate to be determined by HGV. HGV may not participate in a loyalty program of a Hilton competitor in connection with the Licensed Business.

Unless HGV obtains Hilton’s prior written consent, HGV may not: (i) merge with or acquire a Hilton competitor or a vacation ownership business that has entered into an operating agreement with a Hilton competitor; (ii) merge with or acquire a vacation ownership business together with a lodging business; or (iii) be acquired or combined with any entity other than an affiliate. HGV may acquire control of a business that is not a vacation ownership business or a lodging business without Hilton’s consent, but will be required to operate such business as a separate operation that does not use the Hilton IP or Hilton Data unless Hilton consents to such use. Without Hilton’s prior consent, HGV may not assign its rights under the license agreement, except to one of its affiliates as part of an internal reorganization for tax or administrative purposes.

Tax Stockholders Agreement. The Company entered into a stockholders agreement with HGV and certain entities affiliated with The Blackstone Group L.P. (“Blackstone”) intended to preserve the tax-free status of the Distribution. The Tax Stockholders Agreement provides for certain covenants that may limit issuances or repurchases of Hilton or HGV stock in excess of specified percentages, dispositions of Hilton or HGV common stock by Blackstone, and transfers of interests in certain Blackstone entities that directly or indirectly own Hilton, Park or HGV common stock. Additionally, the tax stockholders agreement may limit issuances or repurchases of stock by Hilton in excess of specified percentages.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Distribution Agreement, Employee Matters Agreement, Tax Matters Agreement, Transition Services Agreement, HGV License Agreement and Tax Stockholders Agreement, which are attached hereto as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective as of 5:00 p.m. Eastern time on January 3, 2017 (the “Distribution Date”), the Company completed the previously announced separation of its business into three independent, publicly traded companies (the “spin-offs”), which was accomplished by the distribution of the outstanding shares of common stock of Park and HGV to the Company’s stockholders of record as of the close of business on December 15, 2016 (the “Record Date”). On the Distribution Date, Hilton stockholders received one share of Park common stock for every five shares of Hilton common stock held at the close of business on the Record Date and one share of HGV common stock for every ten shares of Hilton common stock held at the close of business on the Record Date (the “Distribution”).

As a result of the Distribution:

•	Park is now an independent public company trading under the symbol “PK” on the New York Stock Exchange (“NYSE”); and

•	HGV is now an independent public company trading under the symbol “HGV” on the NYSE.

A copy of the press release issued by the Company on January 4, 2017 announcing completion of the Distribution is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

To the extent responsive, the information included under Item 5.03 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the spin-offs, on January 3, 2017, Mark D. Wang resigned from his position as an Executive Vice President of Hilton. Mr. Wang will continue to serve as President of HGV and will also serve as Chief Executive Officer and a director of HGV.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Company’s previously announced 1-for-3 reverse stock split (the “Reverse Stock Split”) of its shares of common stock, par value $0.01 per share (the “Common Stock”), the Company has filed an amendment to its certificate of incorporation with the Delaware Secretary of State (the “Amendment”). The Amendment, effective as of 5:01 PM Eastern time on January 3, 2017 (the “Effective Time”), converted every three shares of the Company’s issued and outstanding Common Stock or shares held in treasury into one share of Common Stock, par value $0.01 per share. Pursuant to the Amendment, any fraction of a share of Common Stock that would otherwise have resulted from the Reverse Stock Split will be settled by cash payment, calculated according to the per share closing price of the Company’s Common Stock as reported on the NYSE on January 3, 2017.

The Reverse Stock Split affected all record holders of Common Stock uniformly and did not affect any record holder’s percentage ownership interest in the Company, except for de minimis changes as a result of the elimination of fractional shares. The Reverse Stock Split reduced the aggregate number of shares of Common Stock outstanding and held in treasury from approximately 988,054,743 shares to approximately 329,351,581 shares. The authorized number of shares of Common Stock was reduced from 30,000,000,000 to 10,000,000,000, and the authorized number of shares of preferred stock remains 3,000,000,000.

The Common Stock began trading on a reverse split-adjusted basis on the NYSE at the opening of trading on January 4, 2017. The Common Stock will continue trading on the NYSE under the symbol “HLT” with a new CUSIP number (43300A 203).

Item 8.01.	Other Events.

On January 4, 2017, Hilton issued a press release announcing the completion of the spin-offs. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Hilton’s unaudited pro forma condensed consolidated financial statements and the related notes thereto, giving effect to the spin-offs and the Reverse Stock Split, are attached hereto as Exhibit 99.2.

(d) Exhibits.

Exhibit No.	Description

2.1	Distribution Agreement, dated January 2, 2017, among Hilton Worldwide Holdings Inc., Hilton Domestic Operating Company Inc., Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc.

3.1	Certificate of Amendment to Certificate of Incorporation of Hilton Worldwide Holdings Inc. effective as of January 3, 2017.

10.1	Employee Matters Agreement, dated January 2, 2017, among Hilton Worldwide Holdings Inc., Hilton Domestic Operating Company Inc., Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc.

10.2	Tax Matters Agreement, dated January 2, 2017, among Hilton Worldwide Holdings Inc., Hilton Domestic Operating Company Inc., Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc.

10.3	Transition Services Agreement, dated January 2, 2017, among Hilton Worldwide Holdings Inc., Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc.

10.4	License Agreement, dated January 2, 2017, by and between Hilton Worldwide Holdings Inc. and Hilton Grand Vacations Inc.

10.5	Tax Stockholders Agreement, dated January 2, 2017, among Hilton Worldwide Holdings Inc., Hilton Grand Vacations Inc. and the other parties thereto.

99.1	Press Release dated January 4, 2017.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of Hilton Worldwide Holdings Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON WORLDWIDE HOLDINGS INC.

By:	/s/ Kevin J. Jacobs
Name:	Kevin J. Jacobs
Title:	Executive Vice President and Chief Financial Officer

Date: January 4, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1	Distribution Agreement, dated January 2, 2017, among Hilton Worldwide Holdings Inc., Hilton Domestic Operating Company Inc., Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc.

3.1	Certificate of Amendment to Certificate of Incorporation of Hilton Worldwide Holdings Inc. effective as of January 3, 2017.

10.1	Employee Matters Agreement, dated January 2, 2017, among Hilton Worldwide Holdings Inc., Hilton Domestic Operating Company Inc., Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc.

10.2	Tax Matters Agreement, dated January 2, 2017, among Hilton Worldwide Holdings Inc., Hilton Domestic Operating Company Inc., Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc.

10.3	Transition Services Agreement, dated January 2, 2017, among Hilton Worldwide Holdings Inc., Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc.

10.4	License Agreement, dated January 2, 2017, by and between Hilton Worldwide Holdings Inc. and Hilton Grand Vacations Inc.

10.5	Tax Stockholders Agreement, dated January 2, 2017, among Hilton Worldwide Holdings Inc., Hilton Grand Vacations Inc. and the other parties thereto.

99.1	Press Release dated January 4, 2017.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of Hilton Worldwide Holdings Inc.